                                                                    EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF

                               OVERLAND DATA INC.

ONE: The name of this corporation is OVERLAND DATA INC.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the general Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the corporation's initial agent for service is:

                                 Robert M. Long
                               1425 Monte Rico Dr.
                           El Cajon, California 92021

FOUR: This corporation is authorized to issue only one class of stock which shall be designated common stock. The total number of shares it is authorized to issue is 100,000.

FIVE: This corporation is a close corporation. All of the Corporation's issued shares of all classes shall be held of record by not more than 9 persons.

SIX: The names and addresses of the persons who are appointed to act as initial directors of this corporation are:

Name                Address

Martin D. Gray      3236 Caminito Ameca
                    La Jolla California 92017


Robert M. Long      1425 Monte Rico Dr.
                    E1 Cajon, California 92021

IN WITNESS WHEREOF, the undersigned, being all the persons named above as initial directors, have executed these Articles of Incorporation.

DATED  September 3, 1980                /s/ Martin D. Gray
       -----------------             -------------------------

                                        /s/  Robert M. Long
                                     -------------------------

The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

DATED September 3, 1980                 /s/  Martin D. Gray
                                     -------------------------

                                        /s/  Robert M. Long
                                     -------------------------

            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            OF OVERLAND DATA, INC.


Robert M. Long and Martin D. Gray certify that:

    1. They are the President and Secretary, respectively, of Overland Data, Inc., a California corporation.

    2. Article FOUR of the articles of incorporation of this corporation is amended to read as follows:

     "FOUR: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000. Upon the amendment of this article to read as herein set forth, each outstanding share is split and converted into 20 shares."

    3. Article FIVE of the articles of incorporation of this corporation is amended to read as follows:

     "FIVE: (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

       (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code."

    4. The foregoing amendments of articles of incorporation have been duly approved by the board of directors.

    5. The foregoing amendments of articles of incorporation have been duly approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 16,461. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than two-thirds (2/3).

       We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: July 14, 1988

/s/ Robert M. Long
-------------------------
      President

/s/ Martin D. Gray
-------------------------
      Secretary

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                      OF
                              OVERLAND DATA INC.

Robert M. Long and Martin D. Gray certify the:

           1. They are the President and Secretary, respectively, of Overland Data Inc. (the "Corporation").

           2. Article FOUR of the articles of incorporation of the Corporation is amended to read as follows:

          "FOUR:

           A. This Corporation is authorized to issue two classes of shares to be designated respectively Series A Preferred Stock ("Series A Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is one million, ninety five thousand, five hundred nineteen (1,095,519). The total number of shares of Series A Preferred Stock this Corporation shall have authority to issue is ninety five thousand, five hundred nineteen (95,519). The total number of shares of Common Stock this Corporation shall have the authority to issue is one million (1,000,000).

           B. The powers, preference, rights, restrictions and other matters relating to the Series A Preferred Stock are as follows:

           1. DIVIDENDS. No dividend shall be paid on or declared and set apart for the shares of Common Stock for any dividend period unless at the same time a like dividend for the same dividend period, shall be paid on or declared and set apart for the shares of Series A Preferred Stock, on an as converted basis.

           2. LIQUIDATION RIGHTS.

           (a) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid Out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $11.516 per share plus all declared but unpaid dividends on each share, of Series A Preferred Stock, and no more. If upon liquidation dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the corporation to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock. For the purposes of this Section B.2(a), any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corpora-.on are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (a "Corporate Reorganization") other than a transaction with a subsidiary of the Corporation or an entity under common control with the Corporation (and other than a transaction set forth in Section B.5(b)(ii)) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

           (b) After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Corporation.

3. REDEMPTION.

           (a) At the individual option of each holder of shares of Series A Preferred Stock, the Corporation shall redeem on the sixth, seventh and eighth anniversary dates from the date of the first issuance of Series A Preferred Stock (each a "Redemption Date"), at a price per shares equal to $11.516 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus declared but unpaid dividends on such shares (the "Redemption Price"), at the rate of 33 1/3% of such holders, outstanding shares of Series A Preferred Stock per year for each of the three Redemption Dates. The holders of the Series A Preferred Stock will give written notice to the Corporation of their election to be redeemed not less than ninety (90) days prior to each anniversary date (the "Redemption Notice"). If any holders of Series A Preferred Stock do not timely elect to be redeemed on any of the three Redemption Dates, one-third of such holder's shares of series A Preferred Stock will automatically be converted into Common Stock in accordance with the provisions set forth in Section

B.5 below to effect the result that following the last Redemption Date all outstanding shares of Series A Preferred Stock shall either be redeemed or converted into Common Stock.

           (b) Except as provided in Section B.3(c), on or after the Redemption Date, each holder of Series A Preferred Stock shall surrender to this Corporation the certificate or certificates representing such shares, and thereupon each surrendered certificate will be cancelled and either (i) the appropriate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or (ii) the appropriate number of shares of Common Stock shall be issued for such shares to the owner thereof. In the event less than all the shares represented by any such certificate are redeemed or converted into Common Stock, a new certificate shall be issued representing the unredeemed or unconverted shares.

           (c) From and after the Redemption Date, unless there shall have been a default in payment of the requested Redemption Price, all rights of the holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest or shares of Common Stock upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares electing to be redeemed based upon their holdings of Series A Preferred Stock. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

(d) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock held by Shareholders who elect to be redeemed by giving the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares electing redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section B.3(b) above. As of the Redemption Date, the deposit shall constitute full payment for the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price for the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section B.3(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section
B.5 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section B.3(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

           4. VOTING RIGHTS. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock and holders of Common Stock shall vote together and not as separate classes. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

           5. CONVERSION. The holders of the Series A Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

(a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, with respect to the Series A Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $11.516 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") shall initially be $11.516 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted hereinafter provided.

           (b) AUTOMATIC CONVERSION. Each share of the Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series A Conversion Price upon the earlier of (i) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering by an underwriter of nationally recognized standing registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $34.55 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts but excluding expenses relating to the issuance) of which exceed $5,000,000; (ii) immediately upon the closing of a Corporate Reorganization, as defined in Section B.2(a), at a price per share of Common Stock of not less than $23.03 (as adjusted for any stock dividends, combinations or splits with respect to such shares), valued as set forth in
Section 5.(c) below; (iii) after thirty (30) days notice following release of audited financial statements by the Corporation for the fiscal year reporting at least $2,000,000 in earnings before taxes and before extraordinary items; and (iv) pursuant to the provisions set forth in Section B.3(a) above.

           (c) VALUATION OF CONSIDERATION. Whenever the distribution provided for in Section B.5(b)(ii) above shall be payable in securities of a privately-held corporation or other entity or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined by mutual agreement of a majority of the holders of Series A Preferred Stock and the Board of Directors.

(d) MECHANICS OF CONVERSION.

           (1) Before any holder of Series A Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the capital stock of the Corporation, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall as soon as reasonably possible issue and deliver or cause to be issued and delivered at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

           (2) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

(e) ADJUSTMENTS TO CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OF SUBDIVISIONS OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the date the first share of Series A Preferred Stock was issued (the "Original Issue Date") shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of

Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for the Series A Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

           (f) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.5(e) above or Corporate Reorganization referred to in Section B.2(a) above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

           (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(h) CERTIFICATES OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such Series A Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred stock.

           (i) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to effect any Corporate Reorganization, as defined in Section B.2(a) above, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock:

           (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

           (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

           (j) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

           (l) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

           (m) NOTICES. Any notice required by the provisions of this Section
B.5 to be given to the holders of shares of the Series A Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

           6. Restrictive Covenants. So long as any shares of the Series A Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the total number of shares of Series A Preferred Stock then outstanding:

           (a) repurchase any Common Stock or any Series A Preferred Stock other than pursuant to the provisions set forth in Section B.3 above;

           (b) authorize or issue any equity securities with any rights or preferences senior to or pari passu with those of the Series A Preferred Stock; or

           (c) take any corporate action which materially or adversely affects the powers, preferences or special rights of the series A Preferred Stock."

           3. Article FIVE of the articles of incorporation of this corporation is amended to read as follows:

           "FIVE:

           A. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

           B. This corporation is authorized to provide indemnification of agents (as defined in section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by section 317 of the California Corporations Code, subject only to the applicable limits set forth in section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation or its shareholders. This corporation is further authorized to provide insurance for agents as set forth in section 317 of the California Corporations Code, provided that, in cases where this corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in section 317, as amended.

           C. Any repeal or modification of the foregoing provisions of this Article Five or by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification."

           4. The foregoing amendments of articles of incorporation have been approved by the Board of Directors of this corporation.

5. The foregoing amendments of articles of incorporation have been approved by the required vote of the shareholders of this corporation, in accordance with section 902 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 332,862 shares of Common Stock; and the number of shares of Common Stock voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares.

           We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: May 19, 1989.


/s/Robert M. Long
------------------------
President

/s/ Martin D. Gray
------------------------
Secretary

                         CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION
                                      OF
                             OVERLAND DATA INC.


William M. Barton, Jr. and Martin D. Gray certify that:

          1. They are the President and Secretary,

respectively, of Overland Data Inc. (the "Corporation").

          2. Paragraph A of Article FOUR of the articles of

incorporation of the Corporation is amended to read in its entirety as follows:

                  "A. This Corporation is authorized to issue two classes of shares to be designated respectively Series A Preferred Stock ("Series A Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is six million, ninety five thousand, five hundred nineteen (6,095,519). The total number of shares of Series A Preferred Stock this Corporation shall have authority to issue is ninety five thousand, five hundred nineteen (95,519). The total number of shares of Common Stock this Corporation shall have the authority to issue is six million (6,000,000). Upon the amendment of this article to read as herein set forth, each outstanding share of Common Stock is split up and converted into ten (10) shares of Common Stock."

          3. The foregoing amendment to the articles of incorporation has been approved by the Board of Directors of this corporation.

           4. The foregoing amendment to the articles of incorporation has been approved by the required vote of the shareholders of this corporation, in accordance with Section 902 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 337,308 shares of Common Stock and 95,519 shares of Series A Preferred Stock; and the number of shares of Common Stock and Preferred Stock voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a class.

           We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: June 12, 1991.

/s/ William M. Barton, Jr.
--------------------------
President


/s/ Martin D. Gray
--------------------------
Secretary

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                              OVERLAND DATA INC.

     Scott McClendon and Martin D. Gray certify that:

     1. They are the President and Secretary, respectively, of Overland Data Inc. (the "Corporation").

     2. Article FOUR of the articles of incorporation of the Corporation is amended to read as follows:

     "FOUR:

     A. This Corporation is authorized to issue two classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock").

     The total number of shares of capital stock that the Corporation is authorized to issue is eight million eight hundred five thousand one hundred and ninety (8,805,190). The total number of shares of Common Stock this Corporation shall have the authority to issue is seven million (7,000,000) and the total number of shares of Preferred Stock this Corporation shall have the authority to issue is one million eight hundred five thousand one hundred ninety (1,805,190). The Preferred Stock may be issued in series designated Series A Preferred Stock and Series B Preferred Stock. The total number of shares of Series A Preferred Stock this Corporation shall have authority to issue is nine hundred fifty-five thousand one hundred ninety (955,190). The total number of shares of Series B Preferred Stock this Corporation shall have authority to issue is eight hundred fifty thousand (850,000). Upon the amendment of the articles of incorporation of this Corporation as set forth herein, each outstanding share of the class of shares previously designated Series A Preferred Stock is converted into and reconstituted as ten shares of the series of shares designated Series A Preferred Stock.

     B. The powers, preference, rights, restrictions and other matters relating to the Preferred Stock are as follows:

          1. DIVIDENDS. No dividend shall be paid on or declared and set apart for the shares of Common Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of Preferred Stock.

          2. LIQUIDATION RIGHTS.

                (a) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock and Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $1.1516 per share and $1.75 per share, respectively, plus all declared but unpaid dividends on each share of Series A Preferred Stock and Series B Preferred Stock, respectively, and no more. If upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Preferred Stock so that each holder receives the same percentage of the applicable preferential amount). For the purposes of this Section B.2(a), any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (a "Corporate Reorganization") other than a transaction with a subsidiary of the Corporation or an entity under common control with the Corporation (and other than a transaction set forth in Section B.5(b)(ii)) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

                (b) After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Corporation.

           3. REDEMPTION.

(a) At the individual option of each holder of shares of Series A Preferred Stock, the Corporation shall redeem on the sixth, seventh and eighth anniversary dates from the date of the first issuance of Series A Preferred Stock (each a "Series A Redemption Date"), at a price per share equal to $1.1516 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus declared but unpaid dividends on such shares (the "Series A Redemption Price"), at the rate of 33 1/3% of such holders' outstanding shares of Series A Preferred Stock per year for each of the Series A Redemption Dates. At the individual option of each holder of shares of Series B Preferred Stock, the Corporation shall redeem on December 31, 1996, December 31, 1997 and December 31, 1998 (each a "Series B Redemption Date"), at a price per share equal to $1.75 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus declared but unpaid dividends on such shares (the "Series B Redemption
Price"), at the rate of 33 1/3% of such holders' outstanding shares of Series
B Preferred Stock per year for each of the three Series B Redemption Dates.
The holders of the Series A Preferred Stock and Series B Preferred Stock will give written notice of their election to be redeemed not less than ninety
(90) days prior to each anniversary date (the "Redemption Notice"). If any holders of Series A Preferred Stock or Series B Preferred Stock, as applicable, do not timely elect to be redeemed on any of the applicable three Redemption Dates, one-third of such holder's shares of Series A Preferred
Stock or Series B Preferred Stock, as applicable, will automatically be converted into Common Stock in accordance with the provisions set forth in Section B.5, below, to effect the result that following the last applicable Redemption Date all outstanding shares of Series A Preferred Stock and Series
B Preferred Stock, as applicable, shall either be redeemed or converted into common Stock.

               (b) Except as provided in Section B.3(c), on or after each applicable Redemption Date, each holder of Preferred Stock shall surrender to this Corporation the certificate or certificates representing the applicable shares to be redeemed or converted, and thereupon each surrendered certificate will be canceled and either (i) the appropriate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or (ii) the appropriate number of shares of Common Stock shall be issued for such shares to the owner thereof. In the event less than all the shares represented by any such certificate are redeemed or converted into Common Stock, a new certificate shall be issued representing the unredeemed or unconverted shares.

                (c) From and after each Redemption Date, unless there shall have been a default in payment of the requested Redemption Price, all rights of the holders of Preferred Stock (except the right to receive the applicable Redemption Price without interest or shares of Common Stock upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock or Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock or Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares electing to be redeemed based upon their holdings of Series A Preferred Stock or Series B Preferred Stock, as applicable. The shares of Series A Preferred Stock and Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, such funds will immediately be used to redeem ratably the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

               (d) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of the applicable series of Preferred Stock held by Shareholders who elect to be redeemed by giving the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares electing redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable Redemption Price for such shares to their respective holders on or after such Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section B.3(b) above. As of such Redemption Date, the deposit shall constitute full payment for the shares to their holders, and from and after such Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the applicable Redemption Price for the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section B.3(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section B.5 hereof prior to the applicable Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section B.3(d) remaining unclaimed at the expiration of two (2) years following the applicable Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

           4. VOTING RIGHTS. Except as otherwise expressly provided herein or as required by law, each holder of shares of Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted. pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and holders of Common Stock shall vote together and not as separate classes. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

          5. CONVERSION. The holders of the Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.1516 and $1.75, respectively, by the Conversion Price applicable to the shares of Series A Preferred Stock and Series B Preferred Stock, respectively, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") and the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $1.1516 and $1.75 per share of Common Stock, respectively. Such initial Series A Conversion Price and Series B Conversion Price (collectively, the "Conversion Prices") shall be adjusted as hereinafter provided.

                (b) AUTOMATIC CONVERSION. Each share of the Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective applicable Conversion Price upon the earlier of (i) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering by an underwriter of nationally recognized standing registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $4.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts but excluding expenses relating to the issuance) of which exceed $5,000,000; (ii) immediately upon the closing of a merger, reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold (other than a merger into a wholly-owned subsidiary), and in which the aggregate net proceeds available for distribution to shareholders of the Corporation (exclusive of commission and other payments and expenses) per share of Common Stock issued or issuable upon conversion of outstanding convertible securities or upon exercise of outstanding warrants and options is not less than $4.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares), valued as set forth in Section B.5(c) below; and (iii) after thirty(30) days' notice following release of audited financial statements by the Corporation for the first fiscal year in which the Corporation reports at least $7,000,000 in earnings before taxes and before extraordinary items; and
(iv) pursuant to the provisions set forth in Section B.3(a) above.

                (c) VALUATION OF CONSIDERATION. Whenever a transaction described in Section B.5(b)(ii) above shall provide for payment in securities of a privately-held corporation or other entity or property other than cash, the value of such securities or other property shall be deemed to be the fair market value of such securities or other property as determined by mutual agreement of a majority of the holders of Series A Preferred Stock, a majority of the holders of Series B Preferred Stock and the Board of Directors of the Corporation.

                (d) MECHANICS OF CONVERSION.

                     (i) Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the capital stock of the Corporation, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon, the Corporation shall as soon as reasonably possible issue and deliver or cause to be issued and delivered at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                (e) ADJUSTMENTS TO CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the date the first share of Series B Preferred Stock was issued (the "Original Issue Date") shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for each series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                (f) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.5(e) above or Corporate Reorganization referred to in Section B.2 (a) above), the applicable Conversion Price for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

                (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                (h) CERTIFICATES OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock .

                (i) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common stock; or (iv) to effect any Corporate

Reorganization, as defined in Section B.2(a) above, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

               (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

               (j) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

               (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of a series of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional shares, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                (m) NOTICES. Any notice required by the provisions of this Section B.5 to be given to a holder of Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to such holder at its address appearing on the books of the Corporation.

          6. SERIES A RESTRICTIVE COVENANTS. So long as any shares of the Series A Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the total number of shares of Series A Preferred Stock then outstanding:

                (a) repurchase any Common Stock or any Preferred Stock other than pursuant to the provisions set forth in Section B.3 above;

                (b) authorize or issue any equity securities with any rights or preferences senior to or pari passu with those of the Series A Preferred Stock; or

                (c) take any corporate action which materially or adversely affects the powers, preferences or special rights of the .C Pr; m;: A Preferred Stock.

          7. SERIES B RESTRICTIVE COVENANTS. So long as any shares of the Series B Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the total number of shares of Series B Preferred Stock then outstanding:

                (a) repurchase any Common Stock or any Preferred Stock other than pursuant to the provisions set forth in Section B.3 above;

                (b) authorize or issue any equity securities with any rights or preferences senior to or pari passu with those of the Series B Preferred Stock; or

                (c) take any corporate action which materially or adversely affects the powers, preferences or special rights of the Series B Preferred Stock.

     3. The foregoing amendments of articles of incorporation have been approved by the Board of Directors of this corporation.

     4. The foregoing amendments of articles of incorporation have been approved by the required vote of the shareholders of this corporation, in accordance with section 902 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 3,446,580 shares of Common Stock and 95,519 shares of Series A Preferred Stock; and the number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Series A Preferred Stock.

          We further declare, under penalty of perjury under the laws of the State California, that the matters set forth in this certificate are true and correct of our own knowledge.

Date July 1, 1992.
     -------------


/s/ Scott McClendon
------------------------
President

/s/ Martin D. Gray
------------------------
Secretary

                         CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION
                                     OF
                             OVERLAND DATA INC.

     Scott McClendon and Martin D. Gray certify that:

     1. They are the President and Secretary, respectively, of Overland Data Inc. (the "Corporation").

     2. Article FOUR of the articles of incorporation of the Corporation is amended to read as follows:

     "FOUR:

     A. This Corporation is authorized to issue two classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock").

          The total number of shares of capital stock that the Corporation is authorized to issue is twelve million ninety-nine thousand one hundred one (12,099,101). The total number of shares of Common Stock this Corporation shall have the authority to issue is nine million (9,000,000) and the total number of shares of Preferred Stock this Corporation shall have the authority to issue is three million ninety-nine thousand one hundred one (3,099,101). The Preferred Stock may be issued in series designated Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The total number of shares of Series A Preferred Stock this Corporation shall have authority to issue is nine hundred fifty-five thousand one hundred ninety (955,190). The total number of shares of Series B Preferred Stock this Corporation shall have authority to issue is seven hundred thirty-one thousand four hundred twenty-nine (731,429). The total number of shares of Series C Preferred Stock that this Corporation shall have authority to issue is one million four hundred twelve thousand four hundred eighty-two (1,412,482)

     B. The powers, preference, rights, restrictions and other matters relating to the Preferred Stock are as follows:

          1. DIVIDENDS. No dividend shall be paid on or declared and set apart for the shares of Common Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid on or declared and set apart for the shares of Preferred Stock.

2. LIQUIDATION RIGHTS.

                (a) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to (i) $1.1516 per share of Series A Preferred Stock, plus all declared and unpaid dividends on each share of Series A Preferred Stock, and no more, (ii) $1.75 per share of Series B Preferred Stock, plus all declared and unpaid dividends on each share of Series B Preferred Stock, and no more, and (iii) $2.7611 per share of Series C Preferred Stock, plus all declared and unpaid dividends on each share of Series C Preferred Stock, and no more. If upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Preferred Stock (so that each holder receives the same percentage of the applicable preferential amount). For the purposes of this Section B.2(a), any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (a "Corporate Reorganization") other than a transaction with a subsidiary of the Corporation or an entity under common control with the Corporation (and other than a transaction set forth in Section B.5(b)(ii)) shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

               (b) After the payment or distribution to the holders of the Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all the remaining assets of the Corporation.

     3. REDEMPTION.

                (a) At the individual option of each holder of shares of Series A Preferred Stock, the Corporation shall redeem on the sixth (the "First Series A Redemption Date"), seventh (the Second Series A Redemption Date") and eighth (the "Third Series A Redemption Date") anniversary dates from the date of the first issuance of Series A Preferred Stock, at a price per share equal to $1.1516 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus declared but unpaid dividends on such shares (the
"Series A Redemption Price"), at the rate of 33 1/3% of such holders' then outstanding shares of Series A Preferred Stock at the First Series A Redemption Date, 50% of such holders' then outstanding shares of Series A Preferred Stock at the Second Series A Redemption Date, and 100% of such holders' then outstanding shares of Series A Preferred Stock at the Third Series A Redemption Date. At the individual option of each holder of shares of Series B Preferred Stock, the Corporation shall redeem on December 31, 1996 (the "First Series B Redemption Date"), December 31, 1997 (the "Second Series B Redemption Date") and December 31, 1998 (the "Third Series B Redemption Date"), at a price per share equal to $1.75 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus declared but unpaid dividends on such shares (the "Series B Redemption Price"), at the rate of 33 1/3% of such holders' then outstanding shares of Series B Preferred Stock at the First Series B Redemption Date, 50% of such holders' then outstanding shares of Series B Preferred Stock at the Second Series B Redemption Date and 100% of such holders' then outstanding shares of Series B Preferred Stock at the Third Series B Redemption Date. At the individual option of each holder of shares of Series C Preferred Stock, the Corporation shall redeem on May 31, 1997 (the "First Series C Redemption Date"), May 31, 1998 (the "Second Series C Redemption Date") and May 31, 1999 (the "Third Series C Redemption Date"), at a price per share equal to $2.7611 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus declared but unpaid dividends on such shares (the "Series C Redemption Price"), at the rate of 33 1/3% of such holders' then outstanding shares of Series C Preferred Stock at the First Series C Redemption Date, 50% of such holders' then outstanding shares of Series C Preferred Stock at the Second Series C Redemption Date, and 100% of such holders' then outstanding shares at the Third Series C Redemption Date. The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will give written notice of their election to be redeemed not less than ninety
(90) days prior to a Redemption Date applicable to such series of Preferred Stock (the "Redemption Notice"). If any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, does not timely elect to be redeemed on any of the applicable three Redemption Dates, the number of such holder's shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, which would otherwise be redeemed on the applicable Redemption Date will automatically be converted into Common Stock in accordance with the provisions set forth in Section B.5, below, to effect the result that following the last applicable Redemption Date all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred

Stock, as applicable, shall either be redeemed or converted into Common Stock.

                (b) Except as provided in Section B.3(c), on or after each applicable Redemption Date, each holder of Preferred Stock shall surrender to this Corporation the certificate or certificates representing the applicable shares to be redeemed or converted, and thereupon each surrendered certificate will be canceled and either (i) the appropriate Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, or (ii) the appropriate number of shares of Common Stock shall be issued for such shares to the owner thereof. In the event less than all the shares represented by any such certificate are redeemed or converted into Common Stock, a new certificate shall be issued representing the unredeemed or unconverted shares.

               (c) From and after each Redemption Date, unless there shall have been a default in payment of the requested Redemption Price, all rights of the holders of Preferred Stock (except the right to receive the applicable Redemption Price without interest or shares of Common Stock upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares electing to be redeemed based upon their holdings of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable, such funds will immediately be used to redeem ratably the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

                (d) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of the applicable series of Preferred Stock held by shareholders who elect to be redeemed by giving the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares electing redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable Redemption Price for such shares to their respective holders on or after such Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section B.3(b) above. As of such Redemption Date, the deposit shall constitute full payment for the shares to their holders, and from and after such Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the applicable Redemption Price for the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section B.3 (d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section
B.5 hereof prior to the applicable Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section B.3(d) remaining unclaimed at the expiration of two (2) years following the applicable
Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

          4. VOTING RIGHTS.

                (a) GENERAL. Except as otherwise expressly provided herein or as required by law, each holder of shares of Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of Section B.5 hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and holders of Common Stock shall vote together and not as separate classes. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common stock held.

                (b) DIRECTORS. The holders of the Series A Preferred Stock, voting separately as a class, shall be entitled to elect one

(1) member of the Board of Directors of this Corporation. The holders of the Series B Preferred Stock, voting separately as a class, shall be entitled to elect one (1) member of the Board of Directors of this Corporation. The holders of the Series C Preferred Stock, voting separately as a class, shall be entitled to elect one (1) member of the Board of Directors of this Corporation. The holders of the Common Stock, voting separately from all other classes and series, shall be entitled to elect the remaining members of the Board of Directors of this Corporation. In the case of any vacancy in the office of a director elected by the holders of a particular class or series of stock, such vacancy may be filled only by the vote of the holders of such class or series of stock. Any director who shall have been elected by the holders of a particular class or series of stock may be removed without cause by, and only by, the applicable vote of the holders of such class or series of stock

          5. CONVERSION. The holders of the Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.1516, $1.75 and $2.7611, respectively, by the Conversion Price applicable to the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price"), the Series B Preferred Stock (the "Series B Conversion Price") and Series C Preferred Stock (the "Series C Conversion Price") shall initially be $1.1516, $1.75 and $2.7611 per share of Common Stock, respectively. Such initial Series A Conversion Price, Series B Conversion Price and Series C Conversion Price (collectively, the "Conversion Prices") shall be adjusted as hereinafter Provided.

                (b) AUTOMATIC CONVERSION. Each share of the Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective applicable Conversion Price upon the earliest of (i) immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering by an underwriter of nationally recognized standing registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $4.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) and the aggregate proceeds to the Corporation and/or any selling shareholders (after deduction for underwriters' discounts but excluding expenses relating to the issuance) of which exceed $5,000,000; (ii) immediately upon the closing of a merger, reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold (other than a merger into a wholly-owned subsidiary or any other merger or consolidation in which the holders of equity securities of the Corporation immediately prior thereto hold a majority of the voting securities of the surviving corporation immediately thereafter), and in which the aggregate net proceeds available for distribution to shareholders of the Corporation (exclusive of commission and other payments and expenses) per share of Common Stock issued or issuable upon conversion of outstanding convertible securities or upon exercise of outstanding warrants and options is not less than $4.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares), valued as set forth in Section B.5(c) below; (iii) after thirty (30) days' notice following release of audited financial statements by the Corporation for the first fiscal year in which the Corporation reports at least $7,000,000 in earnings before taxes and before extraordinary items; or (iv) pursuant to the provisions set forth in Section
B.3 (a) above.

                (c) VALUATION OF CONSIDERATION. Whenever a transaction described in Section B.5(b)(ii) above shall provide for payment in securities of a privately-held corporation or other entity or property other than cash, the value of such securities or other property shall be deemed to be the fair market value of such securities or other property as determined by mutual agreement of the holders of a majority of the Series A Preferred Stock, the holders of a majority of the Series B Preferred Stock, and the holders of a majority of the Series C Preferred Stock and the Board of Directors of the Corporation.

                (d) MECHANICS OF CONVERSION.

                     (i) Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the capital stock of the Corporation, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Preferred

Stock being converted. Thereupon, the Corporation shall as soon as reasonably possible issue and deliver or cause to be issued and delivered at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                     (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tenderinq shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                (e) ADJUSTMENTS TO CONVERSION PRICE FOR STOCK DIVIDENDS AND FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that this Corporation at any time or from time to time after the date the first share of Series C Preferred Stock was issued (the "Original Issue Date") shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock) or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for each series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                (f) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section B.5(e) above or Corporate Reorganization referred to in Section B.2(a) above), the applicable Conversion Price for each series of Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

                (g) ADDITIONAL SERIES C PREFERRED STOCK ADJUSTMENT.

                     (i) In the event the Corporation issues at any time or from time to time an aggregate of more than two hundred fifty thousand (250,000) shares of Additional Stock (as defined in Section B.5(g)(ii) hereof) during the one (1) year period following the Original Issue Date for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance of such Additional Stock, then the Series C Conversion Price in effect immediately prior to such issuance shall forthwith be reduced to the price per share at which such Additional Stock is issued and sold. The Conversion Price adjustment referred to in this Section B.5(g) shall not be applicable to any shares of Preferred Stock other than the Series C Preferred Stock, nor shall any other shares of Preferred Stock receive any Conversion Price adjustment on account of any Series C Conversion Price adjustment effected pursuant to this Section B.5(g). Any consideration received by the Corporation shall be calculated as follows:

                          (A) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (B) In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                          (C) In the case of the issuance of options to purchase
or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                    (x) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section B.5(g)(i)(A) and B.5(g)(i)(B)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby; and

                    (y) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections B.5(g)(i)(A) and B.5(g)(i)(B)).

                (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section B.5(g)(i)(C) by the Corporation, other than (A) Common Stock issued or issuable to officers, directors or employees of or consultants to the Corporation, primarily for the purpose of soliciting or retaining their services to the Corporation, directly or pursuant to a stock option plan, restricted stock purchase plan or other arrangement approved by the Board of Directors of the Corporation, in such amount as shall be approved by the directors of the Corporation plus any shares or additional shares repurchased by the Corporation from employees, officers, directors or consultants at cost pursuant to the terms of stock repurchase agreements approved by the Board of Directors of the Corporation that are reissued by the Corporation in accordance with this clause (A); (B) Common Stock issued or issuable upon conversion of any shares of Preferred Stock, including any additional shares of Common Stock which may be issued or issuable upon any adjustment in the Conversion Price of any shares of Preferred Stock; or (C) Common Stock issued pursuant to a transaction described in Section B.5(e).

                (h) NO IMPAIRMENT The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                (i) CERTIFICATES OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock.

               (j) NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to effect any Corporate Reorganization, as defined in Section B.2(a) above, or to sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

                (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                (k) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                (l) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

                (m) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of a series of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional shares, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                (n) NOTICES. Any notice required by the provisions of this Section B.5 to be given to a holder of Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to such holder at its address appearing on the books of the Corporation.

          6. SERIES A RESTRICTIVE COVENANTS. So long as any shares of the Series A Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the total number of shares of Series A Preferred Stock then outstanding:

                (a) repurchase any Common Stock (except repurchases of Common Stock issued to or held by employees, officers, directors and consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons approved by the Board of Directors of the Corporation providing for the right of said repurchase) or any Preferred Stock other than pursuant to the provisions set forth in Section
B.3 above;

                (b) authorize or issue any equity securities with any rights or preferences senior to or pari passu with those of the Series A Preferred Stock; or

                (c) take any corporate action which materially or adversely affects the powers, preferences or special rights of the Series A Preferred Stock.

          7. SERIES B RESTRICTIVE COVENANTS. So long as any shares of the Series B Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the total number of shares of Series B Preferred Stock then outstanding:

                (a) repurchase any Common Stock (except repurchases of Common Stock issued to or held by employees, officers, directors and consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons approved by the Board of Directors of the Corporation providing for the right of said repurchase) or any Preferred Stock other than pursuant to the provisions set forth in Section B.3 above;

                (b) authorize or issue any equity securities with any rights or preferences senior to or pari passu with those of the Series B Preferred Stock; or

                (c) take any corporate action which materially or adversely affects the powers, preferences or special rights of the Series B Preferred Stock

          8. SERIES C RESTRICTIVE COVENANTS. So long as any shares of the Series C Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the total number of shares of Series C Preferred Stock then outstanding:

               (a) repurchase any Common Stock (except repurchases of Common Stock issued to or held by employees, officers, directors and consultants upon termination of their employment or services pursuant to agreements between the Corporation and such persons approved by the Board of Directors of the Corporation providing for the right of said repurchase) or any Preferred Stock other than pursuant to the provisions set forth in Section B.3 above;

               (b) authorize or issue any equity securities with any rights or preferences senior to or pari passu with those of the Series C Preferred Stock; or

               (c) take any corporate action which materially or adversely affects the powers, preferences or special rights of the Series C Preferred Stock.

          9. CONSENT FOR CERTAIN REPURCHASES OF COMMON STOCK DEEMED TO BE DISTRIBUTIONS. Each holder of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporation Law, to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, officers, directors and consultants of the Corporation upon termination of their employment or services pursuant to agreements between the Corporation and such persons approved by the Corporation's Board of Directors providing for the right of said repurchase.

     3. The foregoing amendments of articles of incorporation have been approved by the Board of Directors of this Corporation.

     4. The foregoing amendments of articles of incorporation have been approved by the required vote of the shareholders of this corporation, in accordance with section 902 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 3,783,920 shares of Common Stock, 955,190 shares of Series A Preferred Stock and 731,429 shares of Series B Preferred Stock; and the number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Series B Preferred Stock.

  We further declare, under penalty of perjury under the laws of the State California, that the matters set forth in this certificate are true and correct of our own knowledge.

Date: May 14, 1993.



/s/ Scott McClendon
----------------------
President

/s/ Martin D. Gray
----------------------
Secretary

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                      OF
                             OVERLAND DATA INC.


          Scott McClendon and Martin D. Gray certify that:

          1. They are the President and Secretary, respectively, of Overland Data Inc. (the "Corporation").

          2. Article FOUR, Paragraph A of the Articles of Incorporation of the Corporation is amended to read as follows:

          "A. This Corporation is authorized to issue two classes of shares to be designated, respectively, Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock").

               The total number of shares of capital stock that the Corporation is authorized to issue is eleven million nine hundred seventy-three thousand three hundred sixty-six (11,973,366). The total number of shares of Common Stock this Corporation shall have the authority to issue is nine million (9,000,000) and the total number of shares of Preferred Stock this Corporation shall have the authority to issue is two million nine hundred seventy-three thousand three hundred sixty-six (2,973,366). The Preferred Stock may be issued in series designated Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The total number of shares of Series A Preferred Stock this Corporation shall have authority to issue is nine hundred fifty-five thousand one hundred ninety (955,190). The total number of shares of Series B Preferred Stock this Corporation shall have authority to issue is seven hundred thirty-one thousand four hundred twenty-nine (731,429). The total number of shares of Series C Preferred Stock that this Corporation shall have authority to issue is one million two hundred eighty-six thousand seven hundred forty-seven (1,286,747)."

          3. The foregoing amendment of the Articles of Incorporation has been approved by the Board of Directors of this Corporation.

4. The foregoing amendment of the Articles of Incorporation has been approved by the required vote of the shareholders of this corporation, in accordance with section 902 of the California General Corporation Law; the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 3,882,510 shares of Common Stock, 955,190 shares of Series A Preferred Stock, 731,429 shares of Series B Preferred Stock and 1,286,747 shares of Series C Preferred Stock; and the number of shares voting in favor of the foregoing amendment equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred Stock, a majority of the outstanding shares of Series B Preferred Stock and a majority of the outstanding shares of Series C Preferred Stock.

          We further declare, under penalty of perjury under the laws of the State California, that the matters set forth in this certificate are true and correct of our own knowledge.

Date: February 3  1994

/s/ Scott McClendon
------------------------
President

/s/ Martin D. Gray
------------------------
Secretary